UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2006

CITIGROUP MORTGAGE LOAN TRUST INC. (as depositor under an Indenture, dated as of February 27, 2006, providing for, inter alia, the issuance of Mortgage-Backed Notes, Series 2006-AR1)

CITIGROUP MORTGAGE LOAN TRUST INC.
(Exact name of registrant as specified in its charter)

Delaware	333-127834	01-0791848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

390 Greenwich Street New York, New York		10013
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 816-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Acquisition or Disposition of Assets.

For a description of the Notes and the Mortgage Pool, refer to the Indenture.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.
(a)	Not applicable

(b)	Not applicable

(c)	Exhibits:

Exhibit No.	Description
3.1
Amended and Restated Trust Agreement, dated as of February 27, 2006, among Citigroup Mortgage Loan Trust, Inc., as Depositor, Wilmington Trust Company, as Owner Trustee, CitiMortgage, Inc., as Securities Administrator and Citibank, N.A., as Certificate Registrar and Certificate Paying Agent, Mortgage-Backed Notes, Series 2006-AR1.

Exhibit No.	Description
4.1
Indenture, dated as of February 27, 2006, among Citigroup Mortgage Loan Trust 2006-AR1, as Issuer, CitiMortgage, Inc., as Securities Administrator and Master Servicer, U.S. Bank National Association, as Indenture Trustee and Citibank, N.A., as Note Registrar, Paying Agent and Authenticating Agent, Mortgage-Backed Notes, Series 2006-AR1.

Exhibit No.	Description
99.1
Servicing Agreement, dated as of February 1, 2006, among Citigroup Mortgage Loan Trust, as Depositor, U.S. Bank National Association, as Indenture Trustee, CitiMortgage, Inc., as Master Servicer and Securities Administrator, Citibank, N.A., as Note Registrar, Paying Agent and Authenticating Agent, CSE Mortgage LLC, as Sponsor and CS OT I LLC, as Seller, Mortgage-Backed Notes, Series 2006-AR1.

99.2
Administration Agreement, dated as of February 27, 2006, among Citigroup Mortgage Loan Trust 2006-AR1, as Issuer, CitiMortgage, Inc., as Securities Administrator and Citigroup Mortgage Loan Trust Inc., as Depositor, Citibank, N.A., as Paying Agent, Note Registrar and Authenticating Agent, Wilmington Trust Company, as Owner Trustee and CSE Mortgage LLC, as Certificateholder, Mortgage-Backed Notes, Series 2006-AR1.

99.3
Mortgage Loan Purchase Agreement, dated as of February 24, 2006, between Citigroup Mortgage Loan Trust Inc., as Purchaser, CS OT I LLC, as Seller and acknowledged by Citigroup Global Markets Realty Corp., Mortgage-Backed Notes, Series 2006-AR1.

99.4	Underwriting Agreement, dated as of February 24, 2006, between Citigroup Mortgage Loan Trust Inc. and Citigroup Global Markets Inc., Mortgage-Backed Notes, Series 2006-AR1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2006

CITIGROUP MORTGAGE LOAN TRUST INC.

By:	/s/ Peter D. Steinmetz
Name:	Peter D. Steinmetz
Title:	Vice President